Exhibit 99.2

AMERICAN SUPERCONDUCTOR CORPORATION

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

December 31, 2006

	AMSC As Reported	Windtec As Reported(1)	Pro Forma Adjustments for Acquisition		Combined Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$12,847,903	$455,558			$13,303,461
Marketable securities	28,766,070	8,177			28,774,247
Accounts receivable, net	11,375,180	2,735,318	$(391,916)	a	13,718,582
Inventory	9,787,444	118,974			9,906,418
Prepaid expenses and other current assets	952,831	726,548	(80,000)	e	1,599,379
Deferred taxes		522,955			522,955

Total current assets	63,729,428	4,567,530	(471,916)		67,825,042
Property, plant and equipment, net	50,267,246	750,067			51,017,313
Goodwill	1,107,735		4,042,146	bi	5,149,881
Other Intangibles	2,965,256	68,802	10,431,198	b	13,465,256
Deferred taxes		21,806			21,806

Total assets	$118,069,665	$5,408,205	$14,001,428		$137,479,298

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable and accrued expenses	$19,117,848	$3,001,977	$(11,915)	a f	$22,107,910
Short term borrowings		442,779			442,779
Deferred revenue	2,955,859	128,527			3,084,386

Total current liabilities	22,073,707	3,573,283	(11,915)		25,635,075
Non current liabilities:
Deferred tax liabilities			2,625,000	i	2,625,000
Loan		80,536			80,536
Retirement plan liabilities		38,730			38,730

Total non current liabilities		119,266	2,625,000		2,744,266
Stockholders’ equity:
Common stock and additional paid-in capital	469,614,791	332,292	12,771,707	g	482,718,790
Deferred contract costs-warrant	(15,049)				(15,049)
Accumulated other comprehensive income	21,591				21,591
Accumulated (deficit) earnings	(373,625,375)	1,383,364	(1,383,364)	g	(373,625,375)

Total stockholders’ equity	95,995,958	1,715,656	11,388,343		109,099,957

Total liabilities and stockholders’ equity	$118,069,665	$5,408,205	$14,001,428		$137,479,298

(1)	Windtec has restated its consolidated balance sheet as of December 31, 2006 and the related statements of operations for the nine month period ended September 30, 2006 as a result of errors related to its inadvertent failure to account for one of its contracts entered into during fiscal 2006 relating to the development of a prototype.

AMERICAN SUPERCONDUCTOR CORPORATION

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

For the Fiscal Year Ended March 31, 2006

	AMSC As Reported	Windtec As Reported	Pro Forma Adjustments for Acquisition		Combined Pro Forma
Revenues:
Contract revenue	$1,711,830	$1,310,977			$3,022,807
Product sales and prototype development contracts	49,160,618	691,160	$(164,091)	c	49,687,687

Total revenues	50,872,448	2,002,137	(164,091)		52,710,494
Costs and expenses:
Costs of revenue-contract revenue	1,511,119	447,692			1,958,811
Costs of revenue-product sales and prototype development contracts	51,938,048	468,503	635,909	cd	53,042,460
Research and development	14,961,060	755,818			15,716,878
Selling, general and administrative	10,988,926	543,726	2,221,429	d	13,754,081
Impairment charge	4,959,851				4,959,851

Total costs and expenses	84,359,004	2,215,739	2,857,338		89,432,081
Operating loss	(33,486,556)	(213,602)	(3,021,429)		(36,721,587)
Interest income (expense)	2,610,372	(20,997)			2,589,375
Other (expense) income, net	(126)	26,910			26,784

Loss before income taxes	(30,876,310)	(207,689)	(3,021,429)		(34,105,428)
Income tax (expense) benefit		49,309	755,357	j	804,666

Net loss	$(30,876,310)	$(158,380)	$(2,266,072)		$(33,300,762)

Net loss per common share
Basic and Diluted	$(0.94)				$(0.98)

Weighted average number of common shares outstanding
Basic and Diluted	32,685,390		1,300,000	h	33,985,390

AMERICAN SUPERCONDUCTOR CORPORATION

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

For the Nine Months Ended December 31, 2006

	AMSC As Reported	Windtec As Reported (1)	Pro Forma Adjustments for Acquisition		Combined Pro Forma
Revenues:
Contract revenue	$1,533,478	$898,262			$2,431,740
Product sales and prototype development contracts	31,564,056	6,549,528	$(2,584,330)	c	35,529,254

Total revenues	33,097,534	7,447,790	(2,584,330)		37,960,994
Costs and expenses:
Costs of revenue-contract revenue	1,263,934	1,304,921			2,568,855
Costs of revenue-product sales and prototype development contracts	33,232,167	4,623,869	(1,984,330)	cd	35,871,706
Research and development	11,700,387	925,481			12,625,868
Selling, general and administrative	12,026,698	791,064	1,666,071	d	14,483,833

Total costs and expenses	58,223,186	7,645,335	(318,259)		65,550,262
Operating loss	(25,125,652)	(197,545)	(2,266,071)		(27,589,268)
Interest income (expense)	1,779,256	(35,668)			1,743,588
Other income (expense), net	100,302	(3,462)			96,840

Loss before income taxes	(23,246,094)	(236,675)	(2,266,071)		(25,748,840)
Income tax benefit		59,169	566,518	j	625,687

Net loss	$(23,246,094)	$(177,506)	$(1,699,553)		$(25,123,153)

Net loss per common share
Basic and Diluted	$(0.71)				$(0.73)

Weighted average number of common shares outstanding
Basic and Diluted	32,889,911		1,300,000	h	34,189,911

(1)	Windtec has restated its consolidated balance sheet as of December 31, 2006 and the related statements of operations for the nine month period ended September 30, 2006 as a result of errors related to its inadvertent failure to account for one of its contracts entered into during fiscal 2006 relating to the development of a prototype.

1. WINDTEC ACQUISITION

On January 5, 2007, American Superconductor Corporation, a Delaware corporation (“AMSC” or the “Company”), completed the acquisition (the “Acquisition”) of Windtec Consulting, GmbH, (“Windtec”), a company incorporated according to the laws of Austria, pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated November 28, 2006 between the Company and the Gerald Hehenberger Privatstiftung, a trust incorporated according to the laws of Austria (the “Trust”). Pursuant to the Stock Purchase Agreement, the Company purchased from the Trust all of the issued and outstanding shares of Windtec, for which the Company paid the Trust 1,300,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at closing on January 5, 2007. Additionally, the Company may pay the Trust up to an additional 1,400,000 shares of Common Stock upon Windtec’s achievement of specified revenue objectives during the first four full fiscal years following the closing of the acquisition. As a result of this transaction, Windtec is a wholly-owned subsidiary of the Company.

The estimated fair value of the common stock issued was determined using $10.08 per share, which was the average price determined based on the five-day average for the two days before, day of, and two days after the announcement by the Company of its agreement to acquire Windtec, in accordance with EITF Issue No. 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination .

The following table summarizes the preliminary purchase price allocation at January 5, 2007:

Cash and cash equivalents	$455,558
Short-term marketable securities	8,177
Accounts receivable, net	2,343,402
Inventory, net	118,974
Prepaid expenses	726,548
Deferred tax assets	522,955
Accounts payable	(2,610,061)
Short term borrowings	(442,779)
Deferred revenue	(128,527)

Net working capital	994,247
Deferred tax liabilities	(2,625,000)
Long term liabilities	(119,266)
Fixed assets, net	750,067
Deferred tax assets (non-current)	21,806
Identified intangible assets	10,500,000
Goodwill	4,042,146

Total purchase price	$13,564,000

This purchase price allocation is preliminary and has not been finalized in that we are continuing to review the estimated fair values of the identifiable intangible assets and the amount of Austrian net operating loss carryforwards available to us. Material changes, if any, to the preliminary allocation summarized above will be reported once the related uncertainties are resolved. The $544,761 of deferred tax assets is primarily related to Austrian net operating loss and tax credit carryforwards. We have concluded that, based on the standard set forth in SFAS No. 109, Accounting for Income Taxes , it is more likely than not that we will realize the benefits from these deferred tax assets.

The excess of the purchase price over estimated fair values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed is $4,042,146, which represents the amount of non-deductible goodwill resulting from the Windtec acquisition. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, we will test goodwill for impairment on an annual basis and between annual tests if we become aware of any events occurring or changes in circumstances that would indicate a reduction in the fair value of the goodwill below its carrying amount.

2. BASIS OF PRO FORMA PRESENTATION

The unaudited condensed combined pro forma balance sheet as of December 31, 2006 gives pro forma effect to the Acquisition as if the Acquisition had occurred on December 31, 2006. The Acquisition will be accounted for by the purchase method of accounting pursuant to which the purchase price is allocated among the acquired tangible and intangible assets and assumed liabilities in accordance with estimates of their fair values on the date of acquisition. The unaudited condensed combined pro forma balance sheet as of December 31, 2006 was prepared by combining the Company’s historical unaudited condensed combined pro forma balance sheet as of December 31, 2006 with Windtec’s historical audited combined balance sheet as of December 31, 2006. The historical balance sheet of Windtec as of December 31, 2006 was translated from the Euro to U.S. dollars using the current period-end exchange rate. The amounts reflected in the unaudited condensed combined pro forma balance sheet as of December 31, 2006 are preliminary and subject to change and, therefore, the final values may differ substantially from these amounts. Additionally, the Company may issue to the Trust additional common shares in future periods upon the achievement of specified revenue objectives, which if earned, will result in an increase to the purchase price.

The unaudited condensed combined pro forma statement of operations for the last full fiscal year was prepared by combining the Company’s historical audited statement of operations for the fiscal year ended March 31, 2006 with Windtec’s historical unaudited statement of operations for the fiscal year ended December 31, 2005. The unaudited condensed combined pro forma statement of operations for the nine months ended December 31, 2006 was prepared by combining the Company’s historical unaudited statement of operations for the nine months ended December 31, 2006 with Windtec’s historical unaudited statement of operations for the nine months ended September 30, 2006. The unaudited condensed combined pro forma statements of operations for the twelve months ended March 31, 2006 and the nine months ended December 31, 2006 give pro forma effect to the Acquisition as if the transaction had occurred on April 1, 2005 or April 1, 2006, respectively. The historical unaudited statements of operations of Windtec were translated from the Euro to U.S. dollars using the average exchange rate for the periods presented.

The pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that Company believes to be reasonable under the circumstances. The pro forma adjustments and certain assumptions are described in the accompanying notes. The allocation of the purchase price is preliminary and may be revised upon the completion of the intangible asset appraisals and the review of the Austrian net operating loss carryforwards, which are in progress. The final allocation of purchase price could differ materially from estimated allocated amounts included in these pro forma financial statements. The unaudited condensed combined pro forma financial information presented below does not purport to be indicative of the financial position or results of operations of the Company had such transactions actually been completed as of the assumed dates and for the periods presented, or which may be obtained in the future.

The Acquisition, together with certain related expenses, was funded by the Company as follows:

Issuance of 1,300,000 shares of Company’s Common Stock	$13.104 million
Acquisition costs paid from existing Company funds	$0.460 million

The value of the proceeds from the issuance of the shares of the Company’s common stock, for purposes of determining the accounting purchase price, was determined based on the five-day average for the two days before, day of, and two days after the announcement by the Company of its agreement to acquire Windtec.

3. PRO FORMA ADJUSTMENTS

The following pro forma adjustments (including eliminations) are included in the unaudited condensed combined pro forma balance sheet and statements of operations:

(a)	To record the elimination of $391,916 of accounts receivable due to the Company from Windtec.

(b)	To record the preliminary adjustment for the purchase price allocation of costs in excess of tangible net assets acquired:

Identified Intangible assets	$10,500,000
Elimination of prior Windtec intangible asset	(68,802)

Net adjustment to Other assets	10,431,198
Goodwill adjustment for unallocable purchase price	4,042,146

Total costs in excess of tangible assets	$14,473,344

(c)	To record the elimination of product sales from the Company to Windtec and the elimination of the related costs of revenue. These amounts were $164,091 and $2,584,330 for the fiscal year ended March 31, 2006 and nine-month period ended December 31, 2006, respectively.

(d)	To record the amortization expense associated with the acquired intangible assets for the fiscal year ended March 31, 2006 and the nine month period ended December 31, 2006.

	Purchase Price Allocation	Estimated Useful Life (years)	Expense allocated for 12 months	Expense allocated for 9 months
Intangible asset
Contractual relationships / backlog	$3,300,000	2	$1,650,000	$1,237,500
Customer relationships	2,000,000	5	400,000	300,000
Trade names and trademarks	1,200,000	7	171,429	128,571

Total Selling, general and administrative amortization of intangibles	6,500,000		2,221,429	1,666,071
Core Technology and Know-how	4,000,000	5	800,000	600,000
Total Costs of Goods Sold amortization of intangibles	4,000,000		800,000	600,000

Total costs in excess of tangible assets	$10,500,000		$3,021,429	$2,266,071

(e)	To record a decrease in prepaid expenses of $80,000 for Acquisition transaction costs incurred as of December 31, 2006.

(f)	To record an increase in accounts payable for estimated acquisition transaction costs of $380,000 not yet incurred as of December 31, 2006.

(g)	To record the elimination of Windtec’s historical equity accounts and to reflect the issuance of 1,300,000 shares of Common Stock.

(h)	To record an increase in the number of outstanding weighted average shares of 1,300,000 issued in the Acquisition.

(i)	To record deferred tax liabilities related to the non-deductible identifiable intangible assets, at 25%, the Austrian statutory tax rate.

(j)	To record an income tax benefit on pro forma adjustments to income related to the Acquisition, at 25%, the Austrian tax rate.